EXHIBTI 32.2

SECTION 906 CERTIFICATION

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

December 29, 2010

Bruce N. Warner, the Chief Financial Officer of Northern California Bancorp, Inc. certifies:

i.                              that this annual  report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.                           that information contained in the annual report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations  of Northern California Bancorp, Inc.

/s/ Bruce N. Warner
Bruce N. Warner
Chief Financial Officer and Principal Accounting Officer